EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs - savings which can help minimize expenses.

It saves Time! Telephone and Internet voting is instantaneous - 24 hours a day.

It's Easy! Just follow these simple steps:

  Read your proxy statement and have it at hand.

  Call toll-free 1-866-235-4258 or go to website: https://vote.proxy-direct.com

  Follow the recorded directions or on-screen directions.

  Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

VOTING INSTRUCTION FORM
Opportunity Growth Portfolio
a series of LB SERIES FUND, INC.
625 Fourth Avenue South
Minneapolis, Minnesota 55415
Special Meeting of Shareholders to be Held on April 7, 2004

The undersigned hereby appoints John O. Gilbert, Pamela J. Moret, Karl D. Anderson, Brett L. Agnew, John C. Bjork, James E. Nelson, or Marlene J. Nogle or any of them, true and lawful proxies, with power of substitution, to represent and vote all shares which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 625 Fourth Avenue South, Minneapolis, Minnesota 55415 at 8:00 a.m. Central Time on April 7, 2004, or at any adjournments thereof, on the matters set forth and described in the accompanying Notice of Special Meeting and Proxy Statement. Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged. The Board of Directors recommends a vote "For" each proposal.

Discretionary authority is hereby conferred as to all other matters as may properly come before the meeting.

                                      VOTE VIA THE INTERNET:  https://vote.proxy-direct.com
                                      VOTE VIA THE TELEPHONE:  1-866-235-4258

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                                      Control Number:  999 9999 9999 999
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                                      Note:  Please sign exactly as your name appears
                                      hereon.  If shares are held jointly, either holder may
                                      sign.  Corporate proxies should be signed by an
                                      authorized officer.

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                                      Signature

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                                      Signature of joint owner, if any

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                                      Date

This voting instruction form is solicited on behalf of the Board of Directors of LB Series Fund, Inc. You must mark the box "abstain" if you wish to abstain. Abstentions have the same effect as votes cast AGAINST the proposal. If no choice is indicated, this proxy will be voted affirmatively on these matters. When this voting instruction form is properly executed, the shares represented hereby will be voted in accordance with the choices made on this form. If no choice is indicated on this form, the voting instruction will be deemed to be affirmative on these matters. The Board of Directors recommends a vote FOR the proposal.

To vote, mark blocks below in blue or black ink as follows:    Example:    [X]

                                                               FOR        AGAINST       ABSTAIN
1.          To approve a proposed Plan of Reorganization       [  ]       [  ]          [  ]
            that provides that (a) all of the assets of the
            Opportunity Growth Portfolio will be transferred
            to the Mid Cap Growth Portfolio in exchange for
            the Mid Cap Growth Portfolio's shares of equal
            dollar value; (b) the stated accrued and unpaid
            liabilities of the Opportunity Growth Portfolio
            will be assumed by the Mid Cap Growth Portfolio;
            (c) the Opportunity Growth Portfolio will
            distribute pro rata to its shareholders, in
            complete liquidation, the shares of the Mid Cap
            Growth Portfolio received in exchange for its
            net assets; and (d) the Opportunity Growth
            Portfolio will cease to exist.

Every shareholder's vote is important! Please sign, date and return your voting instruction form today!